Exhibit 1.1

Second Amended and Restated Articles of Association

of

Kandal M Venture Limited

Grand Cayman

Cayman Islands

conyers.com

Filed: 30-Jun-2025 08:25 EST
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Kandal M Venture Limited

TABLE OF CONTENTS

INTERPRETATION		1
1.	Definitions	1
SHARES		5
2.	Power to Issue Shares	5
3.	Redemption, Purchase, Surrender and Treasury Shares	6
4.	Rights Attaching to Shares	6
5.	Calls on Shares	9
6.	Joint and Several Liability to Pay Calls	9
7.	Forfeiture of Shares	9
8.	Share Certificates	10
9.	Fractional Shares	10
REGISTRATION OF SHARES		11
10.	Register of Members	11
11.	Registered Holder Absolute Owner	11
12.	Transfer of Registered Shares	12
13.	Transmission of Registered Shares	14
14.	Listed Shares	15
ALTERATION OF SHARE CAPITAL		15
15.	Power to Alter Capital	15
16.	Variation of Rights Attaching to Shares	16
DIVIDENDS AND CAPITALISATION		17
17.	Dividends	17
18.	Power to Set Aside Profits	18
19.	Method of Payment	18
20.	Capitalisation	18
MEETINGS OF MEMBERS		19
21.	Annual General Meetings	19
22.	Extraordinary General Meetings	19
23.	Notice	19
24.	Giving Notice and Access	20
25.	Postponement of General Meeting	20
26.	Electronic Participation in Meetings	21
27.	Quorum at General Meetings	21

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Kandal M Venture Limited

28.	Chairman to Preside	21
29.	Voting on Resolutions	21
30.	Poll VOTE	22
31.	Voting by Joint Holders of Shares	22
32.	Instrument of Proxy	23
33.	Representation of Corporate Member	23
34.	Adjournment of General Meeting	24
35.	Directors Attendance at General Meetings	24
DIRECTORS AND OFFICERS		24
36.	Election of Directors	24
37.	Number of Directors	24
38.	Term of Office of Directors	24
39.	Alternate Directors	25
40.	Removal of Directors	26
41.	Vacancy in the Office of Director	26
42.	Remuneration of Directors	26
43.	Defect in Appointment	27
44.	Directors to Manage Business	27
45.	Powers of the Board of Directors	27
46.	Register of Directors and Officers	28
47.	Officers	28
48.	Appointment of Officers	28
49.	Duties of Officers	28
50.	Remuneration of Officers	29
51.	Conflicts of Interest	29
52.	Indemnification and Exculpation of Directors and Officers	29
MEETINGS OF THE BOARD OF DIRECTORS		30
53.	Board Meetings	30
54.	Notice of Board Meetings	30
55.	Electronic Participation in Meetings	30
56.	Representation of Director	30
57.	Quorum at Board Meetings	31
58.	Board to Continue in the Event of Vacancy	31
59.	Chairman to Preside	31
60.	Written Resolutions	31
61.	Validity of Prior Acts of the Board	32

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Kandal M Venture Limited

CORPORATE RECORDS		32
62.	Minutes	32
63.	Register of Mortgages and Charges	32
64.	Form and Use of Seal	32
ACCOUNTS		33
65.	Books of Account	33
66.	Financial Year End	33
AUDITS		34
67.	Audit	34
68.	Appointment of Auditors	34
69.	Remuneration of Auditors	34
70.	Duties of Auditor	34
71.	Access to Records	34
VOLUNTARY WINDING-UP AND DISSOLUTION		35
72.	Winding-Up	35
CHANGES TO CONSTITUTION		35
73.	Changes to Articles	35
74.	Changes to the Memorandum of Association	35
75.	Discontinuance	35
76.	Mergers and Consolidations	35

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Kandal M Venture Limited

THE COMPANIES ACT (REVISED)
EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Kandal M Venture Limited

(Conditionally adopted by way of a special resolution passed on 23 October 2024 and to become effective immediately prior to the completion of the initial public offering of the Company’s Class A Ordinary Shares with effect from 26 June 2025)

Table A

The regulations in Table A in the First Schedule to the Act (as defined below) do not apply to the Company.

INTERPRETATION

1.	DEFINITIONS

1.1.	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act of the Cayman Islands;

Affiliate	in relation to an individual, any of his spouse, children, parents, brothers and sisters (collectively relatives) and any company or trust which is directly or indirectly Controlled by such individual or any of his relatives and for the purpose of this definition, includes a trust Controlled by one or more persons if his or their wishes are generally adhered to by the relevant trustees;

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Alternate Director	an alternate director appointed in accordance with these Articles;

Articles	these Amended and Restated Articles of Association as altered from time to time;

Auditor	the person or firm for the time being appointed as Auditor of the Company and shall include an individual or partnership;

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Class A Ordinary Shares	class A ordinary shares of a nominal or par value of US$0.00001 each in the share capital of the Company and “Class A Ordinary Share” means any of them;

Class B Ordinary Shares	class B ordinary shares of a nominal or par value of US$0.00001 each in the share capital of the Company and “Class B Ordinary Share” means any of them;

Company	the company for which these Articles are approved and confirmed;

Controlled	(a) the power (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) to appoint and / or remove all or such of the members of the board of directors or other governing body of an entity or partnership as are able to cast a majority of the votes capable of being cast by the members of that board or body on all, or substantially all, matters, or otherwise to control or have the power to control the policies and affairs of that person; and/or

(b) the holding and / or the possession of the beneficial interest in and / or the ability to exercise the voting rights applicable to shares or other securities in any person which confer in aggregate on the holders thereof more than 50% of the total voting rights exercisable at general meetings of that person on all, or substantially all, matters;

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Designated Stock Exchange	the stock exchange in the United States of America on which any shares are listed for trading;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Founder	DMD Venture Limited;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

month	calendar month;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Office	the registered office of the Company for the time being;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast;

paid-up	paid-up or credited as paid-up;

Registration Office	in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered;

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Kandal M Venture Limited

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of members maintained by the Company in accordance with the Act;

Seal	the common seal or any official or duplicate seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

share	any Class A Ordinary Share or Class B Ordinary Share and includes a fraction of a share;

Special Resolution	a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given (and for the avoidance of doubt, unanimity qualifies as a majority);

Statutes	the Act and every other law of the legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles;

written resolution	a resolution passed in accordance with Article 60; and

year	calendar year.

1.2.	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

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(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re- enactment thereof;

(f)	the word “corporation” means corporation whether or not a company within the meaning of the Act;

(g)	any requirement as to delivery under the Articles include delivery in the form of an electronic record (as defined in the Electronic Transactions Act of the Cayman Islands) or an electronic communication;

(h)	Sections 8 and 19 of the Electronic Transaction Act of the Cayman Islands, as amended from time to time, shall not apply to these Articles to the extent it imposes obligations or requirements in addition to those set out in these Articles; and

(i)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3.	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	POWER TO ISSUE SHARES

Subject to these Articles and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Act.

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Kandal M Venture Limited

3.	REDEMPTION, PURCHASE, SURRENDER AND TREASURY SHARES

3.1.	Subject to the Act, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member and may make payments in respect of such redemption in accordance with the Act.

3.2.	The Company is authorised to purchase any share in the Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Act.

3.3.	The Company authorises the Board to determine the manner or any of the terms of any redemption or purchase.

3.4.	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.5.	The Company authorises the Board pursuant to section 37(5) of the Act to make a payment in respect of the redemption or purchase of its own shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of shares.

3.6.	No share may be redeemed or purchased unless it is fully paid-up.

3.7.	The Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

3.8.	The Company is authorised to hold treasury shares in accordance with the Act.

3.9.	The Board may designate as treasury shares any of its shares that it purchases or redeems, or any shares surrendered to it, in accordance with the Act.

3.10.	Shares held by the Company as treasury shares shall continue to be classified as treasury shares until such shares are either cancelled or transferred in accordance with the Act.

4.	RIGHTS ATTACHING TO SHARES

4.1.	Subject to Articles 2 and 4.2, the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares comprised of Class A Ordinary Shares and Class B Ordinary Shares the holders of which shall, subject to these Articles:

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(a)	be entitled to one vote per share, save that each Class B Ordinary Share carries twenty votes;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2.	Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

(a)	(1)	Upon any direct or indirect sale, transfer, assignment or disposition of Class B Ordinary Shares or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise by a holder thereof to any person or entity which is neither ultimately controlled by a Founder nor another holder of Class B Ordinary Shares or an Affiliate of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

		For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition under Article 4.2(a)(1) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party (which is neither ultimately controlled by a Founder nor another holder of Class B Ordinary Shares or an Affiliate of such another holder) holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

	(2)	Upon any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person or entity which is neither ultimately controlled by a Founder nor another holder of Class B Ordinary Shares or an Affiliate of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

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For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Ordinary Shares that is an entity to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition under Article 4.2 (a)(2) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party, which is neither ultimately controlled by the Founder nor another holder of Class B Ordinary Shares or an Affiliate of such another holder, holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets of the related holder of Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

(b)	For the avoidance of doubt, a transfer shall be effective upon the Company’s registration of such transfer in its Register of Members.

(c)	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to this Article 4.2 shall be effected in such manner as permissible under the laws of the Cayman Islands including by way of a re-designation and re-classification of the relevant Class B Ordinary Share as a Class A Ordinary Share or by way of a repurchase or redemption of the relevant Class B Ordinary Share in consideration of the issue of relevant Class A Ordinary Share. All Class A Ordinary Shares so converted shall carry such rights and restrictions and which shall rank pari passu in all respects with the Class A Ordinary Shares then in issue. Such conversion shall become effective forthwith upon entries being made in the Register of Members of the Company to record the re-designation and re- classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares or repurchase or redemption of the relevant Class B Ordinary Shares and issue of Class A Ordinary Shares.

(d)	Upon conversion, the Company shall procure that upon request by the relevant Member, certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders of the Class A Ordinary Shares and Class B Ordinary Shares, as the case may be.

(e)	Save and except expressly provided in the Articles, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions, and shall at all times vote as one class on all resolutions submitted to a vote by the Members.

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5.	CALLS ON SHARES

5.1.	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2.	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3.	The terms of any issue of shares may include different provisions with respect to different Members in the amounts and times of payments of calls on their shares.

6.	JOINT AND SEVERAL LIABILITY TO PAY CALLS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.	FORFEITURE OF SHARES

7.1.	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

[Name of Company] (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

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Kandal M Venture Limited

[Signature of Secretary] By Order of the Board

7.2.	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Act.

7.3.	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4.	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	SHARE CERTIFICATES

8.1.	Every Member shall be entitled to a certificate under the common seal (if any) or a facsimile thereof of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2.	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.3.	Share certificates may not be issued in bearer form.

9.	FRACTIONAL SHARES

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

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REGISTRATION OF SHARES

10.	REGISTER OF MEMBERS

10.1.	The Board shall cause to be kept in one or more books a Register of Members which may be kept in or outside the Cayman Islands at such place as the Board shall appoint and shall enter therein the following particulars:

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	whether the shares held by a Member carry voting rights under the Articles and, if so, whether such voting rights are conditional;

(c)	the date on which each person was entered in the Register of Members; and

(d)	the date on which any person ceased to be a Member.

10.2.	The Board may cause to be kept in any country or territory one or more branch registers of such category or categories of members as the Board may determine from time to time and any branch register shall be deemed to be part of the Company’s Register of Members.

10.3.	Any register maintained by the Company in respect of listed shares may be kept by recording the particulars set out in Article 10.1 in a form otherwise than legible if such recording otherwise complies with the laws applicable to and the rules and regulations of the relevant approved stock exchange.

10.4.	The Register of Member and branch register of members, as the case may be, shall be open to inspection for such times and on such days as the Board shall determine by Members without charge or by any other person, upon a maximum payment of US$2.50 or such other sum specified by the Board, at the Office or Registration Office or such other place at which the Register of Members is kept in accordance with the Act. The Register of Members including any overseas or local or other branch register of members may, after compliance with any notice requirements of the Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed for inspection at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

11.	REGISTERED HOLDER ABSOLUTE OWNER

11.1.	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

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Kandal M Venture Limited

11.2.	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.	TRANSFER OF REGISTERED SHARES

12.1.	Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time

12.2.	The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 12.1, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

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Kandal M Venture Limited

12.3.	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.4.	(a)	The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien.

	(b)	The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register of Members to any branch register or any share on any branch register to the Register of Members or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

	(c)	Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register of Members shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register of Members or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register of Members, at the Office or such other place at which the Register of Members is kept in accordance with the Act.

12.5.	Without limiting the generality of the Article 12.4(a), the Board may decline to recognise any instrument of transfer unless:

	(a)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

	(b)	the instrument of transfer is in respect of only one class of share;

	(c)	the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Act or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

	(d)	if applicable, the instrument of transfer is duly and properly stamped.

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12.6.	If the Board refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

12.7.	The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

13.	TRANSMISSION OF REGISTERED SHARES

13.1.	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Act, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

[Name of Company] (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

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DATED this [date]

Signed	by:In the presence of:

Transferor	Witness

Transferee	Witness

13.3.	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4.	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

14.	LISTED SHARES

14.1.	Notwithstanding the provisions of Article 12.1, for so long as any shares are listed on the Designated Stock Exchange, titles to such listed shares may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange that are or shall be applicable to such listed shares. The Register of Members of the Company in respect of its listed shares (whether the Register of Members or a branch register) may be kept by recording the particulars required by Section 40 of the Act in a form otherwise than legible if such recording otherwise complies with the laws applicable to and the rules and regulations of the Designated Stock Exchange that are or shall be applicable to such listed shares.

ALTERATION OF SHARE CAPITAL

15.	POWER TO ALTER CAPITAL

15.1.	Subject to the Act, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)	increase its capital by such sum divided into shares of such amounts as the resolution shall prescribe or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient;

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(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(e)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

15.2.	For the avoidance of doubt it is declared that paragraph 15.1(b), (c) and (d) do not apply if at any time the shares of the Company have no par value.

15.3.	Subject to the Act, the Company may from time to time by Special Resolution reduce its share capital.

16.	VARIATION OF RIGHTS ATTACHING TO SHARES

16.1.	If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

16.2.	To every separate class meeting all the provisions of the Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)	separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the Board, or (ii) a majority of the entire Board (unless otherwise specifically provided by the terms of issue of the shares of such class or series). Nothing in this Article 16.2 shall be deemed to give any Member or Members the right to call a class or series meeting;

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(b)	the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a Member being a corporation, its duly authorized representative) together holding or representing by proxy not less than one- third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall form a quorum); and

(c)	every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him.

DIVIDENDS AND CAPITALISATION

17.	DIVIDENDS

17.1.	The Board may, subject to these Articles and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company).

17.2.	Where the Board determines that a dividend shall be paid wholly or partly by the distribution of specific assets, the Board may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Board may fix the value of such specific assets and vest any such specific assets in trustees on such terms as the Board thinks fit.

17.3.	Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Board determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Act.

17.4.	No unpaid dividend shall bear interest as against the Company.

17.5.	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

17.6.	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.7.	The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

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18.	POWER TO SET ASIDE PROFITS

18.1.	The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Board may also, without placing the same to reserve, carry forward any profit which it decides not to distribute.

18.2.	Subject to any direction from the Company in general meeting, the Board may on behalf of the Company exercise all the powers and options conferred on the Company by the Act in regard to the Company’s share premium account.

19.	METHOD OF PAYMENT

19.1.	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid to such person and in such manner (including, without limitation, cheque, draft, electronic transfer etc.) as the Member may in writing direct.

19.2.	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid to such person and in such manner (including, without limitation, cheque, draft, electronic transfer etc.) as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

19.3.	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

20.	CAPITALISATION

20.1.	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

20.2.	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

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MEETINGS OF MEMBERS

21.	ANNUAL GENERAL MEETINGS

The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman of the Company (if there is one) (the “Chairman”) or any two Directors or any Director and the Secretary or the Board shall appoint.

22.	EXTRAORDINARY GENERAL MEETINGS

22.1.	General meetings other than annual general meetings shall be called extraordinary general meetings.

22.2.	The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary.

23.	NOTICE

23.1.	At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

23.2.	At least five days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

23.3.	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

23.4.	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

23.5.	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

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24.	GIVING NOTICE AND ACCESS

24.1.	A notice or document may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website), such notification being given by any of the methods set out in paragraphs (a) through (d) hereof, in which case the notice shall be deemed to have been served at the time when the instructions for access and the posting on the website are complete.

24.2.	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3.	In proving service under paragraphs 24.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

25.	POSTPONEMENT OF GENERAL MEETING

The Board may postpone any general meeting called in accordance with these Articles provided that notice of postponement is given to the Members before the time for such meeting. Notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with Article 24 of these Articles.

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26.	ELECTRONIC PARTICIPATION IN MEETINGS

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.	QUORUM AT GENERAL MEETINGS

27.1.	At any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

27.2.	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Articles.

28.	CHAIRMAN TO PRESIDE

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence, a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

29.	VOTING ON RESOLUTIONS

29.1.	Subject to the Act and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Articles and in the case of an equality of votes the resolution shall fail.

29.2.	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands.

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29.4.	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5.	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Articles, be conclusive evidence of that fact.

30.	POLL VOTE

30.1.	Notwithstanding the foregoing, a poll may be demanded by at least one Member.

30.2.	Upon a poll vote, subject to any rights or restrictions for the time being lawfully attached to any class of shares and Article 4.1, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3.	A poll on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time and in such manner during such meeting as the chairman of the meeting may direct.

30.4.	Upon a poll vote, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

31.	VOTING BY JOINT HOLDERS OF SHARES

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

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32.	INSTRUMENT OF PROXY

32.1.	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

[Name of Company] (the “Company”)

I/We, [insert names here] , being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here].

Signed this [date]

Member(s)

32.2.	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by a duly authorised officer or attorney.

32.3.	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

32.4.	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	REPRESENTATION OF CORPORATE MEMBER

33.1.	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

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33.2.	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.	ADJOURNMENT OF GENERAL MEETING

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with these Articles.

35.	DIRECTORS ATTENDANCE AT GENERAL MEETINGS

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

36.	ELECTION OF DIRECTORS

36.1.	The Directors shall be elected or appointed in writing in the first place by the subscribers to the Memorandum of Association or by a majority of them. There shall be no shareholding qualification for Directors unless prescribed by Special Resolution.

36.2.	The Board may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to these Articles.

36.3.	The Company may from time to time by ordinary resolution appoint any person to be a Director.

37.	NUMBER OF DIRECTORS

The Board shall consist of not less than one Director or such number in excess thereof as the Board may determine.

38.	TERM OF OFFICE OF DIRECTORS

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

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39.	ALTERNATE DIRECTORS

39.1.	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

39.2.	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

39.3.	Any person elected or appointed pursuant to this Article shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

39.4.	An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

39.5.	An Alternate Director’s office shall terminate -

(a)	in the case of an alternate elected by the Members:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected to act, would result in the termination of that Director; or

(ii)	if the Director for whom he was elected in the alternative ceases for any reason to be a Director, provided that the alternate removed in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)	in the case of an alternate appointed by a Director:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(ii)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(iii)	if the Alternate Director’s appointor ceases for any reason to be a Director.

39.6.	If an Alternate Director is himself a Director or attends a Board meeting as the Alternate Director of more than one Director, his voting rights shall be cumulative.

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39.7.	Unless the Board determines otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Board on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to Board meetings.

39.8.	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

40.	REMOVAL OF DIRECTORS

The Company may from time to time by ordinary resolution remove any Director from office, whether or not appointing another in his stead.

41.	VACANCY IN THE OFFICE OF DIRECTOR

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to the laws of the Cayman Islands or these Articles;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies;

(d)	resigns his office by notice to the Company;

(e)	without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or

(f)	is prohibited by applicable law, rules or regulations from being a director.

42.	REMUNERATION OF DIRECTORS

The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Board as it may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

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43.	DEFECT IN APPOINTMENT

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.	DIRECTORS TO MANAGE BUSINESS

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles and the provisions of the Act.

45.	POWERS OF THE BOARD OF DIRECTORS

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

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(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Board for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

46.	REGISTER OF DIRECTORS AND OFFICERS

The Board shall keep and maintain a Register of Directors and Officers in accordance with the Act.

47.	OFFICERS

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

48.	APPOINTMENT OF OFFICERS

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

49.	DUTIES OF OFFICERS

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

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50.	REMUNERATION OF OFFICERS

The Officers shall receive such remuneration as the Board may determine.

51.	CONFLICTS OF INTEREST

51.1.	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

51.2.	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest.

51.3.	An Interested Director who has complied with the requirements of the foregoing Article may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

52.	INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

52.1.	The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof, and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly) and their heirs, executors, administrators and personal representatives (each an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

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52.2.	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD OF DIRECTORS

53.	BOARD MEETINGS

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.	NOTICE OF BOARD MEETINGS

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

55.	ELECTRONIC PARTICIPATION IN MEETINGS

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

56.	REPRESENTATION OF DIRECTOR

56.1.	A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

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56.2.	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

56.3.	A Director who is not present at a Board meeting, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

57.	QUORUM AT BOARD MEETINGS

The quorum necessary for the transaction of business at a Board meeting shall be two Directors, provided that if there is only one Director for the time being in office the quorum shall be one.

58.	BOARD TO CONTINUE IN THE EVENT OF VACANCY

The Board may act notwithstanding any vacancy in its number.

59.	CHAIRMAN TO PRESIDE

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all Board meetings at which such person is present. In his absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

60.	WRITTEN RESOLUTIONS

60.1.	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by written resolution in accordance with this Article.

60.2.	A written resolution may be signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors in as many counterparts as may be necessary.

60.3.	A written resolution made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

60.4.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Act.

60.5.	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

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61.	VALIDITY OF PRIOR ACTS OF THE BOARD

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	MINUTES

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

63.	REGISTER OF MORTGAGES AND CHARGES

63.1.	The Board shall cause to be kept the Register of Mortgages and Charges required by the Act.

63.2.	The Register of Mortgages and Charges shall be open to inspection in accordance with the Act, at the registered office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

64.	FORM AND USE OF SEAL

64.1.	The Company may adopt a seal, which shall bear the name of the Company in legible characters, and which may, at the discretion of the Board, be followed with or preceded by its dual foreign name or translated name (if any), in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Cayman and, if the Board thinks fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be issued.

64.2.	The Seal (if any) shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, until otherwise determined by the Board, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Board or the committee of the Board.

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64.3.	Notwithstanding the foregoing, the Seal (if any) may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

ACCOUNTS

65.	BOOKS OF ACCOUNT

65.1.	The Board shall cause to be kept proper books of account including, where applicable, material underlying documentation including contracts and invoices, and with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2.	Such books of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

65.3.	Such books of account shall be retained for a minimum period of five years from the date on which they are prepared.

65.4.	No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

66.	FINANCIAL YEAR END

The financial year end of the Company shall be 31st March in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

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AUDITS

67.	AUDIT

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.	APPOINTMENT OF AUDITORS

68.1.	The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

68.2.	Whenever there are no Auditors appointed as aforesaid the Board may appoint Auditors to hold office for such period as the Board may determine or earlier removal from office by the Company in general meeting.

68.3.	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	REMUNERATION OF AUDITORS

69.1.	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting.

69.2.	The remuneration of an Auditor appointed by the Board in accordance with these Articles shall be fixed by the Board.

70.	DUTIES OF AUDITOR

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor’s tenure of office.

71.	ACCESS TO RECORDS

71.1.	The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

71.2.	The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

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VOLUNTARY WINDING-UP AND DISSOLUTION

72.	WINDING-UP

72.1.	Subject to the Companies Act, the Company may be voluntarily wound-up by a Special Resolution.

72.2.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

73.	CHANGES TO ARTICLES

Subject to the Act and to the conditions contained in its Memorandum of Association, the Company may, by Special Resolution, alter or add to its Articles.

74.	CHANGES TO THE MEMORANDUM OF ASSOCIATION

Subject to the Act and these Articles, the Company may from time to time by Special Resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

75.	DISCONTINUANCE

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Act.

76.	MERGERS AND CONSOLIDATIONS

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Act) upon such terms as the Board may determine and (to the extent required by the Act) with the approval of a Special Resolution.

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